As filed with the Securities and Exchange Commission on October 28, 2016
___________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
October 28, 2016
______________________

OPPENHEIMER HOLDINGS INC.
(Exact name of registrant as specified in its charter)
_____________________

Commission File Number 1-12043

Delaware	98-0080034
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
85 Broad Street
New York, New York 10004
(Address of principal executive offices) (Zip Code)
(212) 668-8000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.02. Results of Operations and Financial Condition.

(a)On October 28, 2016, Oppenheimer Holdings Inc. (the “Company”) issued a press release announcing its third quarter 2016 earnings. A copy of the October 28, 2016 press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

The information contained in this Item 2.02 and the related exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 2.02 or any exhibit related to this Item 2.02 on this Form 8-K shall not be deemed an admission as to the materiality of any information in the referenced items.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. Financial Statements and Exhibits.

(d)Exhibits:

The following exhibit is furnished (not filed) with this Current Report on Form 8-K:

99.1 Oppenheimer Holdings Inc.’s Press Release dated October 28, 2016

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Oppenheimer Holdings Inc.

Date: October 28, 2016 By: /s/ Jeffrey J. Alfano --------------------------------- Jeffrey J. Alfano Chief Financial Officer (Duly Authorized Officer)

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EXHIBIT INDEX

Exhibit
Number         Description

99.1        Oppenheimer Holdings Inc.’s Press Release dated October 28, 2016

4

Exhibit 99.1

Oppenheimer Holdings Inc. Reports Third Quarter 2016
Earnings and Announces Quarterly Dividend

New York, October 28, 2016 – Oppenheimer Holdings Inc. (NYSE: OPY) today reported a net loss of $712,000 or $0.05 basic loss per share for the third quarter of 2016 compared with a net loss of $908,000 or $0.07 basic loss per share for the third quarter of 2015. Loss before income taxes from continuing operations was $1.8 million for the third quarter of 2016 compared with a loss before income taxes of $2.6 million for the third quarter of 2015. Net income from discontinued operations was $413,000 for the third quarter of 2016 compared with net income from discontinued operations of $359,000 for the third quarter of 2015. Revenue from continuing operations for the third quarter of 2016 was $211.8 million compared with revenue from continuing operations of $207.5 million for the third quarter of 2015, an increase of 2.1%.

Summary Operating Results (Unaudited)
('000s, except Earnings (Loss) Per Share and Book Value Per Share)
	For the 3-Months Ended			For the 9-Months Ended
	9/30/2016	9/30/2015 (2)	% Change	9/30/2016	9/30/2015 (2)	% Change
Revenue	$211,804	$207,478	2.1	$638,834	$672,612	(5.0)
Expenses	213,614	210,051	1.7	653,230	670,472	(2.6)
Income (Loss) Before Income Taxes	(1,810)	(2,573)	(29.7)	(14,396)	2,140	*
Income Taxes	(751)	(1,437)	(47.7)	(7,190)	1,118	*
Net Income (Loss) from Continuing Operations	(1,059)	(1,136)	(6.8)	(7,206)	1,022	*
Net Income from Discontinued Operations	413	359	15.0	9,362	4,967	88.5
Net Income (Loss)	(646)	(777)	(16.9)	2,156	5,989	(64.0)
Less Net Income Attributable to Non-Controlling Interest	66	131	(49.6)	1,527	883	72.9
Net Income (Loss) Attributable to Oppenheimer Holdings Inc.	$(712)	$(908)	(21.6)	$629	$5,106	(87.7)

Basic Earnings (Loss) Per Share (1)
Continuing Operations	$(0.08)	$(0.08)	—	$(0.54)	$0.07	*
Discontinued Operations	0.03	0.01	200.0	0.59	0.30	96.7
Net Earnings (Loss) Per Share	$(0.05)	$(0.07)	(28.6)	$0.05	$0.37	(86.5)

Diluted Earnings (Loss) Per Share (1)
Continuing Operations	$(0.08)	$(0.08)	—	$(0.54)	$0.07	*
Discontinued Operations	0.03	0.01	200.0	0.59	0.29	103.4
Net Earnings (Loss) Per Share	$(0.05)	$(0.07)	(28.6)	$0.05	$0.36	(86.1)

Weighted Average Number of Common Shares Outstanding
Basic	13,367	13,691	(2.4)	13,371	13,714	(2.5)
Diluted	13,367	13,691	(2.4)	13,371	14,339	(6.8)

	As of			As of
	9/30/2016	9/30/2015	% Change	9/30/2016	12/31/2015	% Change
Book Value Per Share	$38.41	$38.92	(1.3)	$38.41	$38.84	(1.1)
Tangible Book Value Per Share	$25.73	$26.29	(2.1)	$25.73	$26.13	(1.5)

(1) Attributable to Oppenheimer Holdings Inc.
(2)	Amounts have been recast for discontinued operations.
* Not comparable

The U.S. equities markets performed well during the third quarter of 2016 with the S&P 500 returning 3.3%. Much of the gains during the quarter came in July following the market reaction in response to the Brexit vote. Uncertainty continues around global economic growth, China's economy, and the upcoming elections in the U.S. The 10-Year U.S. Treasury yield ended the period at 1.59% up from 1.49% at the end of the second quarter of 2016, reflecting an increased likelihood of the Federal Reserve increasing short-term interest rates by year end.

Albert G. Lowenthal, Chairman and CEO, commented, "Operating results for the period continued to reflect the extremely challenging environment. These challenges included uncertainty around global economic growth, the implications of Brexit, as well as the domestic political environment which collectively weighed on investor confidence. Closer to home, the financial services industry and the Company are facing changes in investor behavior and the accelerating transition from a transaction-based commission model to a fee-based model. The Company is well prepared for this transition as it has offered a fee-based alternative for over a decade. Asset management fees were approximately 55% of our Wealth Management revenues for the nine-month period ended September 30, 2016. The reduction in transaction-based commissions has had a negative impact on the Company's operating results in recent quarters. The lackluster environment also was reflected in lower equity underwriting activities during the period. M&A activity increased during the quarter in both our U.S. and European banking businesses with the pipeline of business looking promising for the fourth quarter of 2016.

During the quarter we continued the build out of our technology platform in our managed product business as well as other technology initiatives that will result in better information and control over our business as the compliance requirements for the investment community continue to evolve. The Company believes that its readiness efforts around implementing the new Department of Labor Fiduciary Rules will position it well as the first phase of the rules go into effect in the second quarter of 2017. During the quarter, the Company also substantially completed the sale of assets of its Oppenheimer Multifamily Housing and Healthcare Finance Inc. business."

Financial Highlights

•
Commission revenue was $90.0 million for the third quarter of 2016, a decrease of 11.1% compared with $101.2 million for the third quarter of 2015 due to reduced transaction volumes from retail investors and a lower financial adviser headcount during the third quarter of 2016.

•	Advisory fees were $67.5 million for the third quarter of 2016, a decrease of 3.0% compared with $69.6 million for the third quarter of 2015 due to a lower level of client assets under management.

•
Investment banking revenue increased 22.6% to $20.3 million for the third quarter of 2016 compared with $16.5 million for the third quarter of 2015 due to higher merger and acquisition advisory fees offset by lower equity underwriting income during the third quarter of 2016.

•
Principal transactions revenue increased 113.2% to $4.9 million during the third quarter of 2016 compared with $2.3 million for the third quarter of 2015 as increases in corporate bonds, equities, and firm investments were offset by decreases in municipal and agency bonds as well as the change in the value of auction rate securities.

Business Segment Results (Unaudited)
('000s)
	For the 3-Months Ended			For the 9-Months Ended
	9/30/2016	9/30/2015	% Change	9/30/2016	9/30/2015	% Change
Revenue
Private Client	$127,835	$122,324	4.5	$376,737	$396,039	(4.9)
Asset Management	23,234	23,849	(2.6)	68,978	73,654	(6.3)
Capital Markets	60,703	60,585	0.2	187,292	202,282	(7.4)
Corporate/Other	32	720	(95.6)	5,827	637	814.8
	211,804	207,478	2.1	638,834	672,612	(5.0)
Income (Loss) Before Income Taxes from Continuing Operations
Private Client	20,137	14,905	35.1	50,799	45,064	12.7
Asset Management	9,380	7,563	24.0	21,851	23,250	(6.0)
Capital Markets	(1,103)	(2,016)	(45.3)	(3,856)	8,342	*
Corporate/Other	(30,224)	(23,025)	31.3	(83,190)	(74,516)	11.6
	$(1,810)	$(2,573)	(29.7)	$(14,396)	$2,140	*

* Not comparable

Private Client

Private Client reported revenue of $127.8 million for the third quarter of 2016, 4.5% higher than the third quarter of 2015 due to higher fees earned on client deposits in the FDIC-insured bank deposit program and positive changes in the cash surrender value of Company-owned life insurance offset by lower retail commissions during the third quarter of 2016. Income before income taxes was $20.1 million for the third quarter of 2016, an increase of 35.1% compared with the third quarter of 2015 due to the aforementioned FDIC-insured bank deposit fees during the third quarter of 2016.

•	Client assets under administration were $79.7 billion at September 30, 2016 compared to $78.7 billion at December 31, 2015, an increase of 1.3%.

•
Financial adviser headcount was 1,177 at the end of the third quarter of 2016 (1,199 at the end of the second quarter of 2016), down from 1,262 at the end of the third quarter of 2015. The decline in financial adviser headcount has been a result of the Company's attention to productivity and compliance leading to attrition for less productive financial advisers and the elimination of financial advisers who could lead to future compliance-related issues. The decline in headcount has been also related to retirements and normal attrition. The Company expects a further reduction in headcount as the Company addresses the Department of Labor's new overtime rules for exempt employees which go into effect in the fourth quarter of 2016.

•
Retail commissions were $54.4 million for the third quarter of 2016, a decrease of 9.0% from the third quarter of 2015 due to reduced transaction volumes from retail investors and a lower financial adviser headcount during the third quarter of 2016.

•
Advisory fee revenue on traditional and alternative managed products was $45.2 million for the third quarter of 2016, a decrease of 4.0% over the third quarter of 2015 (see Asset Management below for further information).

•
Fees earned on client cash deposits in the FDIC-insured bank deposit program were $9.6 million during the third quarter of 2016 versus $3.3 million for the third quarter of 2015. The increase primarily was due to higher short-term interest rates during the third quarter of 2016.

Asset Management

Asset Management reported revenue of $23.2 million for the third quarter of 2016, 2.6% lower than the third quarter of 2015. Income before income taxes was $9.4 million for the third quarter of 2016, an increase of 24.0% compared with the third quarter of 2015.

•
Advisory fee revenue on traditional and alternative managed products was $22.3 million for the third quarter of 2016, a decrease of 0.4% over the third quarter of 2015. Advisory fees are calculated based on the value of client assets under management ("AUM") at the end of the prior quarter which totaled $24.3 billion at June 30, 2016 ($25.6 billion at June 30, 2015) and are allocated to the Private Client and Asset Management business segments.

•
AUM increased 3.8% to $24.6 billion at September 30, 2016 compared to $23.7 billion at September 30, 2015, which is the basis for advisory fee billings for the fourth quarter of 2016. The increase in AUM was comprised of asset appreciation of $1.2 billion and net redemption of assets of $0.3 billion.

Capital Markets

Capital Markets reported revenue of $60.7 million for the third quarter of 2016, relatively flat compared with the third quarter of 2015. Loss before income taxes was $1.1 million for the third quarter of 2016, a decrease of 45.3% compared with a loss before income taxes of $2.0 million for the third quarter of 2015.

•
Institutional equities commissions decreased 14.7% to $25.0 million for the third quarter of 2016 compared with the third quarter of 2015 due to lower levels of portfolio activity by institutional clients.

•
Advisory fees from investment banking activities increased 170.8% to $13.0 million in the third quarter of 2016 compared with the prior year quarter due to an increase in completed mergers and acquisitions activity during the third quarter of 2016.

•
Equity underwriting fees decreased 46.2% to $3.5 million for the third quarter of 2016 compared with the prior year quarter due to a significant decrease in equity issuances leading to reduced equity underwriting activity during the third quarter of 2016.

•	Revenue from Taxable Fixed Income was $14.4 million for the third quarter of 2016, relatively flat compared with the third quarter of 2015.

•	Public Finance and Municipal Trading revenue decreased 46.4% to $3.0 million for the third quarter of 2016 compared with the third quarter of 2015.

Discontinued Operations

During the second and third quarter of 2016, the Company substantially completed the dissolution of its Oppenheimer Multifamily Housing and Healthcare Finance Inc. subsidiary. The following table is a summary of revenue and expenses from discontinued operations for the three and nine months ended September 30, 2016 and 2015:

	For the 3-Months Ended		For the 9-Months Ended
(Expressed in thousands)	9/30/2016	9/30/2015	9/30/2016	9/30/2015
Revenue
Interest	$112	$625	$921	$1,674
Principal transactions, net	(2,380)	(5,648)	(9,008)	2,579
Other	4,073	11,081	31,547	21,160
Total revenue	1,805	6,058	23,460	25,413
Expenses
Compensation and related expenses	573	3,432	4,225	10,108
Communications and technology	40	79	201	275
Occupancy and equipment costs	37	75	399	225
Interest	28	313	408	853
Other	239	1,113	2,630	5,138
Total expenses	917	5,012	7,863	16,599
Income before income taxes	888	1,046	15,597	8,814
Income taxes	475	687	6,235	3,847
Net income from discontinued operations	$413	$359	$9,362	$4,967

Compensation and Related Expenses

Compensation and related expenses (including salaries, production and incentive compensation, share-based compensation, deferred compensation, and other benefit-related items) totaled $142.3 million during the third quarter of 2016, an increase of 2.1% compared to the third quarter of 2015. The increase was due to higher incentive, share-based compensation, and deferred compensation expenses offset by lower production-related expenses during the third quarter of 2016. Compensation and related expenses as a percentage of revenue was 67.2% during the third quarter of 2016 compared to 67.1% during the third quarter of 2015.

Non-Compensation Expenses

Non-compensation expenses were $71.3 million during the third quarter of 2016, an increase of 0.8% compared to the same period in 2015 as higher communications and technology costs were offset by lower occupancy and equipment costs during the third quarter of 2016.

Income Taxes

The effective income tax rate from continuing operations for the third quarter of 2016 was 41.5% compared with 55.8% for the third quarter of 2015. The effective income tax rate during the third quarter of 2016 was impacted by the valuation allowance established on deferred tax assets related to net operating losses of a foreign subsidiary offset by the release of reserves taken on uncertain tax positions.

Balance Sheet and Liquidity

•	At September 30, 2016, total equity was $516.0 million compared with $525.1 million at December 31, 2015.

•	At September 30, 2016, book value per share was $38.41 (compared with $38.84 at December 31, 2015) and tangible book value per share was $25.73 (compared with $26.13 at December 31, 2015).

•
The Company’s level 3 assets, primarily auction rate securities, were $91.2 million at September 30, 2016 (compared with $96.2 million at December 31, 2015). The decrease in level 3 assets was primarily due to decreases in interest rate lock commitments offset by increases in auction rate securities.

Dividend Announcement

The Company today announced a quarterly dividend in the amount of $0.11 per share payable on November 25, 2016 to holders of Class A non-voting and Class B voting common stock of record on November 11, 2016.

Company Information

Oppenheimer Holdings Inc., through its operating subsidiaries, is a leading middle market investment bank and full service broker-dealer that provides a wide range of financial services including retail securities brokerage, institutional sales and trading, investment banking (both corporate and public finance), research, market-making, trust, and investment management. With roots tracing back to 1881, the firm is headquartered in New York and has 92 offices in 24 states and 5 foreign jurisdictions.

Forward-Looking Statements

This press release includes certain "forward-looking statements" relating to anticipated future performance. For a discussion of the factors that could cause future performance to be different than anticipated, reference is made to Factors Affecting "Forward-Looking Statements" and Part 1A – Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

Oppenheimer Holdings Inc.
Consolidated Statements of Operations (unaudited)
('000s, except EPS)
	For the 3-Months Ended			For the 9-Months Ended
	9/30/2016	9/30/2015	% Change	9/30/2016	9/30/2015	% Change
REVENUE
Commissions	$90,023	$101,243	(11.1)	$286,447	$314,494	(8.9)
Advisory fees	67,452	69,557	(3.0)	199,582	212,766	(6.2)
Investment banking	20,280	16,548	22.6	51,544	72,873	(29.3)
Interest	11,291	13,759	(17.9)	36,340	35,775	1.6
Principal transactions, net	4,922	2,309	113.2	19,117	14,347	33.2
Other	17,836	4,062	339.1	45,804	22,357	104.9
Total revenue	211,804	207,478	2.1	638,834	672,612	(5.0)
EXPENSES
Compensation and related expenses	142,308	139,314	2.1	432,524	453,943	(4.7)
Communications and technology	17,201	16,396	4.9	52,519	49,775	5.5
Occupancy and equipment costs	14,909	16,083	(7.3)	44,796	47,695	(6.1)
Clearing and exchange fees	5,886	6,909	(14.8)	19,006	19,542	(2.7)
Interest	4,687	4,228	10.9	14,526	12,103	20.0
Other	28,623	27,121	5.5	89,859	87,414	2.8
Total expenses	213,614	210,051	1.7	653,230	670,472	(2.6)
Income (loss) before income taxes	(1,810)	(2,573)	(29.7)	(14,396)	2,140	*
Income taxes	(751)	(1,437)	(47.7)	(7,190)	1,118	*
Net income (loss) from continuing operations	(1,059)	(1,136)	(6.8)	(7,206)	1,022	*

Discontinued operations
Income from discontinued operations	888	1,046	(15.1)	15,597	8,814	77.0
Income taxes	475	687	(30.9)	6,235	3,847	62.1
Net income from discontinued operations	413	359	15.0	9,362	4,967	88.5

Net income (loss)	(646)	(777)	(16.9)	2,156	5,989	(64.0)
Less net income attributable to non-controlling interest, net of tax	66	131	(49.6)	1,527	883	72.9
Net income (loss) attributable to Oppenheimer Holdings Inc.	$(712)	$(908)	(21.6)	$629	$5,106	(87.7)

Basic earnings (loss) per share attributable to Oppenheimer Holdings Inc.
Continuing operations	$(0.08)	$(0.08)	—	$(0.54)	$0.07	*
Discontinued operations	0.03	0.01	200.0	0.59	0.30	96.7
Net earnings (loss) per share	$(0.05)	$(0.07)	(28.6)	$0.05	$0.37	(86.5)
Diluted earnings (loss) per share attributable to Oppenheimer Holdings Inc.
Continuing operations	$(0.08)	$(0.08)	—	$(0.54)	$0.07	*
Discontinued operations	0.03	0.01	200.0	0.59	0.29	103.4
Net earnings (loss) per share	$(0.05)	$(0.07)	(28.6)	$0.05	$0.36	(86.1)
Weighted Average Number of Common Shares Outstanding
Basic	13,367	13,691	(2.4)	13,371	13,714	(2.5)
Diluted	13,367	13,691	(2.4)	13,371	14,339	(6.8)

* Not comparable